INVESTOR PRESENTATION

SEPTEMBER 2020

UDR Opening doors to the future®

Culture | Collaboration | Innovation



Vitruvian West, Phase 2 | Dallas, TX



The Preserve at Gateway | Tampa, FL



Platform | SmartHome Technology


Welcome to
UDR Resident

UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate communities in targeted U.S. markets.

- S&P 500 Company
- ~$16.6 Billion Enterprise Value
- 2020 Annualized Dividend of $1.44; ~4.2% yield as of September 1, 2020

Chief Financial Officer: Joe Fisher | 720.283.6139

Investor Relations: Trent Trujillo | 720.283.6135

UDR, Inc. | UDR.com

TABLE OF CONTENTS

UDR AT A GLANCE[1]

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Founded in 1972, UDR is an S&P 500 company that consistently generates **strong total shareholder return ("TSR")** through **constant innovation, best-in-class operations and flexible capital allocation across a wide range of opportunities**.

UDR is a $16.6B[2] company with a highly diverse portfolio spread across 21 coastal and sunbelt markets.



> 5.0% of Total NOI
2.5%-5.0% Total NOI
< 2.5% Total NOI
Seattle
Portland
UDR Average Combined Same-Store Rent: $2,155
Boston
New York
Philadelphia
Baltimore
Metro Washington, D.C.
Richmond
San Francisco Bay Area
Monterey Peninsula
Denver
Nashville
Los Angeles
Other S. CA – Inland Empire / San Diego
Orange County
Dallas
Austin
Orlando
Tampa
Other FL – West Palm Beach

Our 51,320 apartment homes are well diversified by price point[4] and location within markets, and are occupied by households earning, on average, 135% of their respective MSA's median income.



A-Quality
B-Quality
Urban
Suburban
57%
43%
42%
58%

Best-in-class, innovative operations have powered outsized historical Combined Same-Store NOI growth.

COMBINED SS NOI[3] GROWTH CAGR (1999-2Q 2020)



UDR
Peer Median
190
174
190
140
90
1999
2003
2007
2011
2015
2019

UDR's strong value proposition has driven robust relative TSR and consistent return of capital over time.

TSR CAGR



UDR
NAREIT Apt. Index
15%
10%
5%
0%
-5%
0.7%
-1.8%
4.7%
2.8%
9.2%
8.7%
11.6%
9.7%
3-Year
5-Year
10-Year
20-Year

191 Consecutive Quarters Paying a Dividend

Dividend Yield[2]: 4.2%

(1) As of June 30, 2020, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of September 1, 2020.
(3) Combined SS is defined as UDR's Combined Same-Store pool, which includes the 11 Joint Venture communities acquired in 2019 totaling 3,619 homes as if they were 100 percent owned by UDR during all comparable periods presented.
(4) A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
Source: Company and peer documents.

RECENT HIGHLIGHTS AND TRENDING CONSIDERATIONS

UDR's **operating results through August have proved resilient**. Our surgical approach to **maximizing NOI through targeted blended lease rate growth and active occupancy management** has preserved our rent roll in 2020 and sets us up well for 2021.

Recent Highlights:

STRONG OPERATING RESULTS AND COLLECTIONS

- Signs of stabilization in billed revenue across ~80% of portfolio NOI
- July and August cash collection rates remain consistent with previous months at similar times of the collection cycle
- Generated better than peer average change in occupancy and blended lease rate growth during pandemic; August operating results remain resilient

NEXT GENERATION OPERATING PLATFORM DRIVES VALUE

- 2Q20 controllable operating margin of 84.3% remained stable despite recent revenue decline
- COVID accelerated the resident acceptance of new and previously implemented technologies that enhance our self-service model and interaction with current and prospective residents
- Centralizing and outsourcing certain functions continues to minimize controllable operating expense growth

CAPITAL ALLOCATION SUPPORTED BY STRONG BALANCE SHEET

- Dislocation in construction financing makes Developer Capital Program ("DCP") the most accretive current use of capital (in size)
- $1.9 billion of 2019-20 acquisitions performing roughly in-line with year-1 underwriting
- ~$1 billion in available liquidity
- Minimal identified forward uses of capital that are fully funded through year-end 2020
- No consolidated debt scheduled to mature through 2022

Trending Considerations:

REGULATORY ENVIRONMENT REMAINS UNFRIENDLY

- Ongoing eviction moratoriums, limitations on allowed communications with residents, and slow cadence of state/city re-openings create a challenging operating environment, especially in certain coastal markets
- We track regulation at the city, county, state, federal, and judiciary levels that could affect UDR communities – this enhances our ability to more surgically price our homes

DELAYED RETURNS TO OFFICE FOR BIG TECH COMPANIES

- Amazon, Facebook, Google, Intel, Salesforce, Uber, and others announced early-2021 to summer-2021 returns to their respective offices – it is possible that more big tech will follow suit
- These commitments disrupt market dynamics, especially in urban cores, but do not fundamentally change long-term value propositions assuming flexible (and not fully-remote) work schedules
- Isolated instances of residents choosing to move to a different MSA

SUBURBAN DEMAND CONTINUES TO OUTPACE THAT OF URBAN

- Residents in urban cores currently experience the negatives of their cities (i.e., less space, limited retail, etc.) but few of the positives (i.e., short commute, night life, etc.)
- Trends are still nascent, but some UDR residents are moving suburban – our portfolio is ~40% Urban/60% Suburban
- Most prevalent in San Francisco Bay area, Manhattan, and Downtown Boston

Source: Company documents.

RECENT OPERATING UPDATE

Regulatory restrictions, widespread work-from-home mandates, and varying cadences of state/city re-openings have caused operational challenges during the pandemic. These, combined with elevated concession levels and differing strategic/accounting decisions, reduced same-store growth rate comparability among the public apartment REITs in the second quarter. As such, we believe **changes in occupancy and blended lease rates are better indicators of recent and future relative performance; UDR compares well versus peers on both of these leading indicators.**


YOY EFFECTIVE BLENDED LEASE RATE GROWTH(1)
CHANGE IN OCCUPANCY (1)
UDR
UDR ex-SF/NYC/Boston
Peer Average
2%
1%
0%
(1)%
(2)%
(3)%
0.8%
1.1%
(0.6)%
(0.4)%
0.1%
(2.3)%
(0.5)%
(0.0)%
(1.2)%
(1.4)%
(0.2)%
(1.7)%
2Q20
July 2020
2Q20 (YOY)
July 2020 vs. 1Q20

August trends indicate occupancy, lease rate growth, and billed revenue are stabilizing across ~80% of portfolio NOI, but concessions remain elevated in certain urban areas. Collecting and growing fees and other income remains challenging due to regulatory restrictions.

RESIDENTIAL OPERATING METRIC[2]	JUNE 2020	Q2 2020	JULY 2020	AUG 2020	SEPT 2020 RANGE
COMBINED SAME-STORE					
WEIGHTED AVERAGE PHYSICAL OCCUPANCY	96.1%	96.3%	95.6%	95.5%	95.0% - 95.3%
YEAR-OVER-YEAR ("YOY") EFFECTIVE BLENDED LEASE RATE GROWTH[3]	0.0%	0.8%	-0.4%	-0.6%	-0.5% to -1.0%
TOTAL RESIDENTIAL PORTFOLIO					
CASH REVENUE COLLECTED (AS % OF BILLED)[4]	97.0%	97.9%	96.7%	94.1%	Consistent with prior months
DEMAND DRIVERS					
LEASING TRAFFIC (DAILY AVERAGE)	1,191	1,011	1,177	1,114	1,000 - 1,100
VISITS[5]	11,395	22,384	10,445	10,739	10,000 - 11,000

(1) Peer group includes AIV, AVB, CPT, EQR, ESS and MAA.
(2) Metrics shown here are for the Company's total portfolio, unless otherwise indicated, and are as of August 31, 2020.
(3) The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Definitions can be found in the Definitions and Reconciliations addendum.
(4) The cash revenue collections shown are as of a point in time and are not comparable from one month to the next due to additional time to collect revenues for earlier months. The Company expects to collect additional revenue beyond what is displayed.
(5) Definitions can be found in the Definitions and Reconciliations addendum.
Source: Company and peer documents.

RECENT OPERATING UPDATE

As an indicator of overall demand, **visits remain positive year-over-year at +5%** and significantly improved versus the recent lows witnessed in late March/early April.

YOY CHANGE IN VISIT[1] TRENDS


40%
20%
0%
(20)%
(40)%
(60)%
(80)%
March
April
May
June
July
August

Coastal versus Sunbelt traffic trends diverged over the past month after exhibiting a relatively high correlation during earlier pandemic months.

YOY CHANGE IN VISIT[1] TRENDS BY MSA GEOGRAPHY


40%
20%
0%
(20)%
(40)%
(60)%
(80)%
March
April
May
June
July
August
Sunbelt MSAs
Coastal MSAs

Urban versus suburban traffic trends exhibited a greater degree of divergence throughout the pandemic with suburban generally outperforming urban. Over the past month, assorted urban locations have rebounded due to pent up demand.

YOY CHANGE IN VISIT[1] TRENDS BY LOCATION WITHIN MARKETS


40%
20%
0%
(20)%
(40)%
(60)%
(80)%
March
April
May
June
July
August
Suburban
Urban

(1) Definitions can be found in the Definitions and Reconciliations addendum.
Source: Company documents.

PRICING STRATEGY

Typically, UDR's pricing strategy focuses on maintaining face rate (gross rent) and offering concessions when necessary as opposed to net effective pricing where concessionary activity is reflected in the monthly rental rate. For both strategies, year-1 cash flow is equivalent, but by maintaining a higher face rate UDR can generate **better cash flow growth and more absolute cash flow upon renewal**. Currently, concessions are elevated in various urban markets. However, the amount of lease expirations decline after August, thereby lessening the cash impact of concessionary activity on our current results while maximizing our rent roll for 2021.

Example of Pricing Strategies Affecting Same-Store Revenue (SSREV) and Cash Flow Growth

UDR reports same-store revenue on a cash basis so current reported same-store revenue growth is negatively impacted versus peers who report concessions on a straightline basis. This reverses in future periods, and UDR's same-store revenue growth will benefit. Below is a hypothetical example of a 12-month lease (shaded in gray) with monthly rent payments of $2,000. The unit is re-let on a new 12-month lease (Q1-Q4) with monthly rent payments of $2,250 and 1 month rent concession.

Methodology / Strategy	Rent in Prior Year	Q1 (New Lease)	Q2	Q3	Q4	Cash Flow (New Lease)
Net Effective Rent	$24,000	$6,188	$6,188	$6,188	$6,188	$24,750
Cash Rent	$24,000	$4,500	$6,750	$6,750	$6,750	$24,750

Impact of 1-month cash concession vs. straightline

Methodology / Strategy	Rent in Prior Year	Q1 (New Lease)	Q2	Q3	Q4	Full-Year
Net Effective SSREV Growth (YOY)	-	3.1%	3.1%	3.1%	3.1%	3.1%
Cash SSREV Growth (YOY)	-	-25.0%	**12.5%**	**12.5%**	**12.5%**	3.1%

Identical full-year cash flow and same-store revenue growth

Year-2 (Q5-Q8) is when UDR benefits from the higher face rate strategy. The example below assumes a 3% rent renewal increase.

Methodology / Strategy	Rent in Prior Year	Q5 (Renewal)	Q6	Q7	Q8	Cash Flow (Post-Renewal)
Net Effective Rent	$24,750	$6,373	$6,373	$6,373	$6,373	$25,493
Cash Rent	$24,750	$6,953	$6,953	$6,953	$6,953	$27,810

Methodology / Strategy	Rent in Prior Year	Q5 (Renewal)	Q6	Q7	Q8	Full-Year
Net Effective SSREV Growth (YOY)	-	3.0%	3.0%	3.0%	3.0%	3.0%
Cash SSREV Growth (YOY)	-	**54.5%**	3.0%	3.0%	3.0%	**12.4%**

9% higher YOY same-store revenue growth and 9% more annual cash flow by maintaining higher face rate (gross rents)

Source: Company documents.

UDR VALUE PROPOSITION

The primary components of UDR's value proposition compliment one another, making the whole greater than the sum of parts. Over time, **our strong track record across a variety of areas, such as operations and capital allocation**, have bolstered same-store, earnings, dividend and NAV/share growth; all of which have driven **outsized TSR**.

Operating Excellence

Pages 9-13

- Superior long-term same-store NOI growth
- History of innovative, margin- and growth-enhancing operating initiatives
- Next Generation Operating Platform is expected to drive outsized future growth

Diversified Portfolio Composition

Pages 14-15

- ~60/40% A/B and ~40/60% Urban/Suburban mix appeals to wide renter base
- High resident income as well as geographic and price point mix reduce risk
- More markets to invest in and overlay value-accretive operating platform

Accretive, Flexible Capital Allocation

Pages 16-18

- History of adhering to cost of capital signals
- Variety of investment options and history of pivoting to best risk-adjusted return
- Predictive analytics enhances market selection

Strong, Liquid Balance Sheet

Page 19

- Investment grade, primarily unsecured with well-laddered maturity schedule
- Less than 15% of consolidated debt is scheduled to mature through 2024[3]
- Wide variety of capital sources including low-cost commercial paper

Innovative Culture that Embraces Change

Page 20

- High employee engagement and resident satisfaction with an ESG focus
- History of embracing innovation and change to drive higher efficiency

2013-YTD 2020 GROWTH RATES[1]



UDR
Peer Median
8%
7%
6%
5%
4%
3%
2%
1%
0%
4.2%
3.8%
6.0%
4.8%
6.3%
6.3%
6.7%
7.1%
SS NOI CAGR
FFO as Adj./sh CAGR
Div/sh CAGR
NAV/sh CAGR

2013-YTD 2020 TSR CAGRS[2]



16%
14%
12%
10%
8%
6%
4%
2%
0%
9.5%
13.4%
8.4%
7.0%
UDR
S&P 500
NAREIT Apt. Index
NAREIT Equity Index

(1) 2020 is inclusive of 2Q 2020 results for UDR and peers. 2013 coincides with UDR's initial strategic plan and is an appropriate period for peer comparison.
(2) Data as of August 31, 2020 for UDR, S&P 500, NAREIT Apartment Index, and NAREIT Equity Index. 2013 coincides with UDR's initial strategic plan and is an appropriate period for benchmark comparison.
(3) Excludes principal amortization and amounts outstanding on the Company's Commercial Paper Program and Working Capital Facility.
Source: Company and peer documents.

UDR has produced **better-than-peer median same-store NOI growth over the past 5-, 10-, and 20-year periods**. Monetizing our real estate in new, differentiated ways, strong blocking and tackling, and a culture that embraces innovation deserve the credit. Our **Next Generation Operating Platform** should continue to enhance our relative outperformance in the years ahead.



AVERAGE ANNUAL SAME-STORE NOI GROWTH RATES(1)
UDR
Peer Median
6%
4%
2%
0%
3.5%
3.0%
4.8%
4.5%
3.3%
2.8%
5-Year
10-Year
20-Year
$20 million of incremental NOI generated versus peer-median growth equates to $400-$440M in estimated shareholder value creation(2,3)

1 History of Value-Creating Operating Initiatives

Expanding operating margin and monetizing real estate beyond leasing apartments (assorted examples below)



Common Area Rentals
Short-Term Furnished Rentals
Suburban Parking
Package Lockers
Inside Sales

$32M in incremental run-rate NOI since 2014 equates to **$640-$715M** in estimated shareholder value creation[2,3]

2 Strong Blocking and Tackling

UDR average SS NOI growth without margin-enhancing initiatives is similar to peer median growth with initiatives



UDR VS. PEER MEDIAN(1) SS NOI GROWTH (2014-2Q 2020)(2)
Peer Median
UDR
90 bps in annual avg. additional NOI growth from initiatives.
6%
5%
4%
3%
2%
1%
0%
3.9%
4.5%
3.6%

(1) Peer group includes AIV, AVB, CPT, EQR, ESS and MAA; 2Q 2020 UDR same-store NOI results have been adjusted to reflect concessions on a straightline basis (reported on a cash basis) for peer comparability.
(2) Time period is reflective of UDR's implementation of initiatives affiliated with its initial strategic plan.
(3) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company and peer documents.

OPERATING EXCELLENCE

UDR's **Next Generation Operating Platform is a differentiator** that provides improved and more immediate customer service to current and prospective residents on their schedules while also **generating outsized returns for UDR's stakeholders**. Our Platform is evolutionary, well-accepted by our residents, and reflective of how the best operators should manage their business in the years ahead. COVID accelerated the implementation of our Platform and **continual enhancements provide a path for additional upside to previously underwritten expectations, keeping UDR in a position of strength versus peers and private operators.**

Next Generation Operating Platform

Goals



- Enhance NOI growth through revenue and margin-expanding initiatives (smart homes, centralization, outsourcing, self-service, using big data, etc.)
- Transform interaction with current/prospective residents through a self-service model and new technologies
- Utilize proprietary "data hub" to foster greater efficiencies and revenue growth

Year-End 2022 Economic and Efficiency Targets (versus 2Q18)

- Reduce headcount by ~35%
- Drive year-over-year controllable expense growth to be flat or better
- Expand controllable operating margin by 150-200 bps
- **Create $15-$20M in incremental run-rate NOI, equating to $350-$450M of expected additional shareholder value[(1)]**

Beyond 2022



- Data science and AI to drive future benefit
- Identify revenue growth and expense reduction opportunities not previously envisioned by mining our "data hub"

(1) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company documents.

OPERATING EXCELLENCE

The success of UDR's Next Generation Operating Platform is measured by tangible metrics that indicate value creation versus private competitors through revenue growth optimization and cost controls that can result in up to 500-1,000 basis points in margin expansion on acquired communities. **Stakeholders have benefited from higher same-store and cash flow growth, while residents enjoy a self-service model that provides better customer service and time-saving solutions.**

Successes To-Date (versus 2Q 2018)


27 Seventy Five Mesa Verde
01 : 00 : 00

- Resident Satisfaction/Net Promoter Scores +15% to 34.1 during transition to a self-service model
- Site-level employee count -24% through natural attrition in high-turnover job types
- Trailing-twelve-month ("TTM") same-store controllable expense growth ↓ 1% (vs. expected 3% average annual growth based on inflation) and Pre-COVID TTM same-store controllable margin ↑ 80 bps
  - $6 million in estimated savings equates to **$115-$130M in estimated shareholder value creation**[1]
  - 2Q20 same-store controllable operating margin flat YOY despite COVID-related revenue decline

TTM SS Controllable Expense Growth


107
106
105
104
103
102
101
100
99
Slightly negative growth since 2Q18 on a per-home basis vs. 3% typical growth
2Q18
4Q18
2Q19
4Q19
2Q20
UDR Actual
Inflationary at 3%

TTM SS Controllable Operating Margin


Pre-COVID, our Next Generation Operating Platform drove 80 bps in SS controllable operating margin expansion
84.9%
84.7%
84.5%
84.3%
84.1%
83.9%
83.7%
YOY SS controllable operating margin was flat in 2Q20 despite revenue decline
2Q18
4Q18
2Q19
4Q19
2Q20

TTM SS Controllable NOI per Employee ($000s)


$800
$700
$600
31% expansion since 2Q18
$791
$603
2Q18
4Q18
2Q19
4Q19
2Q20

(1) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company documents.

OPERATING EXCELLENCE

Our Next Generation Operating Platform allows us to surgically price our homes on market-by-market, asset-by-asset, and even home-by-home bases. This **optimizes rental rate growth versus change in occupancy to maximize near-term revenue growth** but **also enhances the integrity of our rent roll for future growth.**

Examples of Home-by-Home Pricing Strategies that have been Identified through Community-Level "Heat Maps"

1 Floor Plan Premium:
The Courts at Huntington Station - Alexandria, VA


Huntington Park Drive
North Kings Highway
Grand Pavilion Way
Fitness Center
Pool

- Green bars within the red circle indicate 2-bedroom apartment homes that had higher occupancy over the past 5 years.
- UDR added floor-plan premiums to these homes to maximize revenue without sacrificing occupancy.

2 Floor Plan and Location Premium:
95 Wall – New York, NY


WATER STREET
GOUVERNEUR LANE
FRONT STREET
WALL STREET

- Shaded in green are 1-bedroom apartment homes that have materially higher occupancy over the past 10 years versus 1-bedroom homes with a different floor plan.
- UDR added relative premiums to these homes to maximize revenue.

Source: Company documents.

OPERATING EXCELLENCE

The **value proposition available to stakeholders when UDR's blocking and tackling, historical operating initiatives and Next Generation Operating Platform are overlaid on a given market is significant**. Orlando, as presented below, provides a clear, real-world example of our relative operating capabilities.

ADVANTAGE VERSUS PUBLIC PEERS: ORLANDO SS NOI GROWTH CAGR (2014–2Q 2020)


UDR
6.6%
Peer Average (1)
5.1%
UDR's same-store NOI growth in Orlando has outpaced peers by 150 bps annually on average.

ADVANTAGE VERSUS PRIVATE OPERATORS: ORLANDO OPERATING MARGIN (1H 2020)


UDR
70.7%
NCREIF (2)
55.1%

The underlying drivers of NOI outperformance relative to peers are varied, but all are **replicable** and representative of **competitive advantages** available to UDR in many of our markets.

ORLANDO SAME-STORE NOI GROWTH BUILD-UP (2014 – 2Q 2020)


UDR Annual NOI Growth
6.6%
Market Growth
5.2%
Historical Ops Initiatives (3)
1.0%
NextGen Platform (4)
0.4%
The same-store growth contribution from our Next Generation Operating Platform is expected to accelerate in coming years.
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

(1) Peer group includes applicable market exposure among CPT and MAA.
(2) NCREIF data represents aggregated property level information for the identified market, which management believes serves as a useful benchmark.
(3) Includes parking optimization, view and location premiums, short-term furnished rentals, and other initiatives.
(4) Includes centralization and outsourcing of certain functions (e.g. unit turnover). Future initiatives include additional self-service and utilization of data science.
Source: Company and peer documents.

DIVERSIFIED PORTFOLIO COMPOSITION

Our diversified portfolio 1) is a differentiating factor versus peers, 2) appeals to a wide renter and investor audience, 3) provides for more markets to invest in / overlay our operating platform onto and 4) lessens volatility in long-term same-store growth.

Our portfolio is spread across 21 coastal and Sunbelt markets with more price points that cater to a wide variety of renters...



Portfolio-Wide Rental Rate Differential(1,2)
100%
80%
60%
40%
20%
More Diversified
Less Diversified
40%
50%
60%
70%
80%
90%
100%
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

...And is well diversified by quality[3] and location within markets.



A-Quality
B-Quality
57%
43%
Coastal A
Coastal B
57%
43%
Sunbelt A
Sunbelt B
59%
41%
Urban
Suburban
42%
58%
Coastal Urban
Coastal Suburb
51%
49%
Sunbelt Urban
Sunbelt Suburb
7%
93%

Coastal and Sunbelt rent growth is cyclical. **Diversification helps to insulate UDR against market concentration risk.** When combined with an operating platform that outperforms peers over the long-term, stakeholders realize a better relative return with less relative risk.

COASTAL MINUS SUNBELT MARKET RENT GROWTH[4]



2.0%
1.0%
0.0%
-1.0%
-2.0%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
UDR's exposure to both Coastal and Sunbelt markets ensures our portfolio is never out of favor with stakeholders while also reducing volatility in long-term growth.
Better Growth in Coastal Markets
Better Growth in Sunbelt Markets

(1) Data as of June 30, 2020. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(4) Defined as the difference in average effective rent growth between 12 primary coastal and 12 primary sunbelt markets. Coastal Markets: Boston, MA; Inland Empire, CA; Los Angeles, CA; Metropolitan D.C.; New York, NY; Oakland/East Bay, CA; Orange County, CA; Philadelphia, PA; San Diego, CA; San Francisco, CA; San Jose, CA; Seattle, WA. Sunbelt Markets: Atlanta, GA; Austin, TX; Charlotte, NC; Dallas, TX; Denver, CO; Jacksonville, FL; Miami, FL; Nashville, TN; Orlando, FL; Phoenix, AZ; Raleigh, NC; Tampa, FL.
Source: Company and peer documents and AxioMetrics.

MARKET / RESIDENT ATTRIBUTES[1]

UDR has a diversified and **high-quality resident base** across our markets. **Our household income is on average 135% above the median income** across the MSAs in which we operate, with a tilt toward high- and medium-income jobs.

Primary Coastal Markets | Other Coastal Markets | Sunbelt Markets

UDR Combined Same-Store Portfolio

Avg. Resident Age:	36
Avg. Household Income ($000s):	$115
vs. MSA Median Income:	135%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Seattle

Avg. Resident Age:	36
Avg. Household Income ($000s):	$113
vs. MSA Median Income:	120%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Boston

Avg. Resident Age:	38
Avg. Household Income ($000s):	$160
vs. MSA Median Income:	180%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓



San Francisco Bay Area

Avg. Resident Age:	37
Avg. Household Income ($000s):	$188
vs. MSA Median Income:	150%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

New York City

Avg. Resident Age:	36
Avg. Household Income ($000s):	$249
vs. MSA Median Income:	345%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Orange County

Avg. Resident Age:	36
Avg. Household Income ($000s):	$108
vs. MSA Median Income:	120%
% High-Income MSA Jobs:	↓
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Metro Washington D.C.

Avg. Resident Age:	36
Avg. Household Income ($000s):	$108
vs. MSA Median Income:	105%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↓
% Low-Income MSA Jobs:	↓

Sunbelt Markets

Avg. Resident Age:	35
Avg. Household Income ($000s):	$80
vs. MSA Median Income:	120%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

↑ >35% of Jobs
↔ >30% and <35% of Jobs
↓ <30% of Jobs

(1) Data as of June 30, 2020. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: Segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

ACCRETIVE CAPITAL ALLOCATION

UDR has a strong track record of heeding cost of capital signals from the public market. This discipline, combined with the well-rounded suite of investment options available to us, has created significant value for stakeholders over time.

UDR'S CAPITAL ALLOCATION DURING THE APARTMENT CYCLE ($M)


UDR Prem./(Disc.) to NAV (lt. axis)
Net Acquisitions (rt. axis)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases(1) when equity trades at a discount to NAV
2007
2008
2009
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Value creation from external growth activities since 2014

VALUE CREATED ($M)


Acquisitions
Development
$160
$550
$0
$1,000
$2,000
$3,000
$4,000
Cost
Est. Market Growth
Est. Value Created in Excess of Est. Market Growth

DCP

Life-to-Date Committed Capital: $678M

Life-To-Date Income Realized: $97M

Weighted average IRR on 5 Acquired Communities: 12.6%

UDR'S CAPITAL SOURCES


Cost
Not Attractive
Attractive
Source in Size
Yes
No
Asset Dispositions
Unsecured Debt
Common Equity
Secured Debt
JV Capital
LOC
Preferred Equity
Commercial Paper

UDR'S CAPITAL USES


Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
Developer Capital Program
Redevelopment
Stock Buybacks
NOI-Enhancing Cap Ex
Operating Platform

Debt and asset sales remain the most attractively priced sources of capital. Developer Capital Program ("DCP") investments (mezzanine and preferred equity lending to developers) remains our best potential use, in size.

(1) Quarter-to-date as of August 31, 2020, the Company has repurchased approximately 150 thousand common shares at an average price of $33.80 for approximately $5.1 million.
Source: Company documents, FactSet, and S&P Global Market Intelligence

ACCRETIVE CAPITAL ALLOCATION

Our willingness and ability to **pivot toward the investment opportunity that generates the highest risk-adjusted IRR** and **the greatest earnings/NAV accretion** is central to UDR's capital allocation strategy. We have a full suite of options including:

ACQUISITIONS



The Arbory | Hillsboro, OR

- Portfolio acquisitions or value-add one-offs with significant upside relative to private operators.
- Acquired 23 operating assets for $1.9B in 2019/YTD 2020.

DEVELOPMENT



345 Harrison Street | Boston, MA

- Develop ground up wholly-owned or JV communities in target markets.
- $279M active pipeline (~50% funded as of 2Q20) with planned developments in a diverse set of markets.

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- NOI and value creating redevelopment, densification and unit additions.
- Current projects: 10 Hanover Square (NYC) and Garrison Square (Boston) for a total of $29M.

DEVELOPER CAPITAL PROGRAM



Steele Creek | Denver, CO

- Opportunistically provide capital to third-party developers for assets in target markets.
- Current DCP book is ~$414M of committed capital to 11 projects; ~97% funded.

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $35-$45M annual portfolio-wide spend at low-double-digit IRRs to freshen up communities, through amenity and kitchen & bath upgrades.

OPERATING PLATFORM



Virtual Tours | SmartHome Technology Package

- $25-$35M projected spend in '19-'21 on Operating Platform enhancements and $30-$40M on SmartHome technologies.

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a demonstrated **track record of value creation** through acquisitions, development, redevelopment, and Developer Capital Program investments.


Acquisition
Q1 2020

The Slade at Channelside | Tampa, FL


Acquisition
Q2 2019
PARK SQUARE

Park Square | King of Prussia, PA (Philadelphia MSA)


Acquisition
Q3 2019

One William | Englewood, NJ (New York MSA)


Development
Completed
Q2 2018

The Residences at Pacific City | Huntington Beach, CA


Acquisition
Q2 2019

Currents on the Charles | Waltham, MA (Boston MSA)

Source: Company documents.

STRONG, LIQUID BALANCE SHEET

UDR's balance sheet is **safe, liquid, flexible**, and fully capable of supporting a wide variety of growth opportunities in size. We have improved our credit metrics, maturity profile, three-year liquidity outlook, and available LOC capacity. The efficient pricing these qualities provide serves as a competitive advantage versus the private market.

2Q 2020 UDR BALANCE SHEET STATS

2Q 2020 UDR Balance Sheet Stats		
Consolidated Debt-to-Enterprise Value	29%	Safely Investment Grade rated
Consolidated Net Debt-to-EBITDAre[1]	6.2x	
Consolidated Fixed Charge Coverage	4.6x	
% of NOI Unencumbered[2]	88.1%	
Avg. Debt Duration (Years)[2,3]	7.7	Well laddered maturity schedule
% of Debt Maturing in Next 3 Years[3]	5.6%	
S&P Unsecured Rating	BBB+	Translates into efficient pricing
Moody's Unsecured Rating	Baa1	

LIQUIDITY AND SOURCES & USES OF CAPITAL

- ~$1 billion in available liquidity
- Minimal identified uses of capital through year-end 2020
- Uses of capital fully match-funded

WELL-LADDERED FORWARD DEBT MATURITY SCHEDULE[4] ($M/WEIGHTED AVERAGE INTEREST RATE)

	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	Thereafter
$M	$280	$3	$3	$415	$294	$473	$351	$301	$422	$445	$1,960
Rate	0.3%	3.9%	3.9%	2.7%	3.8%	4.2%	3.0%	3.5%	3.7%	3.9%	2.9%



$2,500
$2,000
$1,500
$1,000
$500
$0
0% of consolidated debt outstanding matures through 2022, excluding Commercial Paper,(2) principal amortization and Working Capital Facility
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated net debt-to-EBITDAre was artificially high at quarter-end due to the timing of pending settlements of forward ATM contracts.
(2) With the completion of subsequent-to-quarter activity, the pro-forma percent of NOI unencumbered increased from 84.4% as of June 30, 2020 and the weighted average years to maturity is increased from 7.0 years as of June 30, 2020.
(3) 2020 maturities reflect $250.0 million of principal outstanding at an interest rate of 0.30%, an equivalent of LIBOR plus a spread of 14 basis points, on the Company's unsecured commercial paper program as of August 31, 2020. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $500.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 7.8 years with and without extensions.
(4) Maturity schedule and weighted average interest rates shown here are as of August 31, 2020 to reflect activity completed subsequent to June 30, 2020. This includes: (a) the issuance of $400.0 million of unsecured debt at an effective interest rate of 2.11% with 12 years to maturity; (b) the prepayment of $245.8 million of 4.64% secured debt originally due in 2023; (c) the purchase of $116.9 million of 3.75% unsecured debt originally due in 2024 pursuant to a previously-announced tender offer; (d) the refinancing of a $79.5 million 4.35% fixed rate mortgage loan originally maturing in 2020 with a $160.9 million 2.62% secured loan with 10.5 years to maturity; and (e) the extension of the maturity date for the Company's working capital credit facility to January 2022 from January 2021.

Source: Company documents.

INNOVATIVE CULTURE AND ESG

UDR's **culture is innovative, empowering and rewards success**. Reporting on our **ESG initiatives and successes has increased dramatically**.

Corporate Responsibility

- Participated in Global Real Estate Sustainability Benchmark ("GRESB") in 2019; achieved ESG public disclosure score of "A"
- Classified "Low Risk" by Sustainalytics ESG Risk Rating Report; Improved Risk Rating score to 14, a 5-point decrease versus last year (one of only 2 Multifamily REITs that improved YOY)
- Awarded Smart Buildings Innovator of the Year for 2019
- Launched Sustainability website (udr.com/corporate-responsibility) with inaugural Corporate Responsibility Report
- Issued first ESG-friendly Green Bond ($300 million of 15-year debt at a 3.1% interest rate) in October 2019

Transparent and Measurable ESG Targets

- -15% energy consumption between 2015 and 2025
- -10% water consumption intensity between 2015 and 2025
- 10% of common area electric load procured through renewable energy sources by 2025
- -15% GHG emissions (Scope 1 and Scope 2 Market Based combined) between 2015 and 2025
- +15% improvement in recycling diversion rate between 2015 and 2025

Associate Engagement

97%	of associates are proud to work for UDR
87%	of associates feel that people from diverse backgrounds can succeed at UDR
84%	of associates feel that UDR is innovative

Resident Satisfaction

+43%	Increase in online reputation scores over the past five years
+15%	Increase in resident loyalty scores (NPS) since 2Q18
-190 bps	Reduction of annualized resident turnover since 2Q18

Source: Company documents.

REGULATORY UPDATE

UDR has a **dedicated Governmental Affairs team** that tracks and communicates our comprehensive understanding of eviction moratoriums, rent regulations, and other regulatory topics to our UDR teams This has been critical to **enabling our surgical approach toward pricing apartment homes and maximizing revenue growth during the pandemic**.

Sample Eviction Moratorium Tracker(1)

Region	Eviction Moratorium (only cities more restrictive than state shown)	Moratorium End Date	Repayment Term for Unpaid Rent Accrued in Moratorium
West	**Washington**		
	Statewide (resi/comm)	October 15	N/A
	Seattle	February 1, 2021 (resi) August 1, 2020 (comm)	< 1mo. nonpayment = 3mos. 1 mo. - 2mo = 5 mos. >2 mos. = 6 mos.
	Oregon		
	Statewide (resi/comm)	September 30	6 mos.
	Tualatin (resi/comm)	During Emergency Period	6 mos.
	California		
	Statewide (unlawful detainers)	Emergency Period + 90 days	N/A
	Statewide (resi)	September 30	N/A
	City of San Francisco	August 31 (resi) August 15 (comm)	Unlimited; no end date (Resi) Up to 6 months (Comm)
	City of San Rafael	September 30	3 mos.
	City of San Mateo	August 31	12 mos. (50% due at 6 mos.)
	City of Mountain View	September 30	6 mos.
	City of Santa Clara	September 30	4 mos.
	City of San Jose	September 30	12 mos. (50% due at 6 mos.)
	County of Los Angeles / La Mirada	September 30	12 mos.
	City of Los Angeles / Marina Del Rey	During Emergency Period	12 mos. (Resi) / 3 mos. (Comm)
	Costa Mesa	September 30	4 mos.
	Rancho Cucamonga	September 30	Emergency Period + 6 mos.
	City of Riverside	September 30	Emergency Period + 6 mos.
	City of San Diego	September 30	6 mos.
Southwest	**Colorado**		
	Statewide (resi/comm)	June 13	N/A
	Texas		
	Statewide (resi/comm)	GSE Properties only	N/A
	City of Dallas	During Emergency Period	N/A
	Austin/Travis County	September 30	N/A
Northeast	**Massachusetts**		
	Statewide	October 17	N/A
	New York		
	Statewide (resi/comm)	End of business closure and gathering restrictions	N/A
	New Jersey		
	Statewide (resi)	Emergency Period + 60days	N/A
	Pennsylvania		
	Statewide (resi/comm)	August 31	N/A
	Philadelphia	August 31	Emergency Period + 9 mos.
Mid-Atlantic	**Maryland**		
	Statewide (resi/comm)	August 31 (emerg. period)	N/A
	Prince George County	August 31	N/A
	D.C.		
	District-wide (resi/comm)	Emergency Period + 60days	Emergency Period + 12 mos.
	Virginia		
	Statewide case continuance	June 28	N/A
Southeast	**Tennessee**		
	Statewide (resi/comm)	N/A	N/A
	Florida		
	Statewide (resi/comm)	September 1	N/A

Byproducts of Regulatory Environment

- ~80% of NOI showing signs of stabilizing fundamentals despite…
- Vast majority of NOI subject to eviction moratoriums;
- ~20% if NOI subject to limits on renewal rate increase;
- New York, San Francisco, Downtown Boston lag on collections, rent growth, occupancy;
- Los Angeles & Miami are similarly weak markets (UDR has minimal / no exposure).

Sample Real-Time Collections and Delinquencies Tracker(1)


UNITED STATES
Delinquent Homes
Homes (Sum)
3.81 or Less
568.06 or More

(1) Details shown in both the sample eviction moratorium tracker and real-time collections and delinquencies tracker are a snapshot at a given point in time. As such, these details may not be reflective of the current status of collections and delinquencies or the regulatory environment, including but not limited to eviction moratorium breadth, eviction moratorium end dates, and repayment terms and conditions.

Source: Company documents.

APPENDIX



The Preserve at Gateway | Tampa, FL

THE CASE FOR APARTMENT REITS

REITs have historically served as a strong inflation hedge and have direct exposure to primary drivers of the U.S. economy. **Apartment REITs have outperformed other REITs and the broader market by a wide margin over the past 20 years.** This outperformance has been driven by 1) an ongoing shortage of U.S. housing, 2) better long-term NOI growth/lower cap ex than most other REIT sectors, 3) the sector's status as a necessary, non-discretionary expense, and 4) a higher propensity to rent from Millennials and Baby Boomers, the two largest U.S. population cohorts.

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)(1)


NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
830
721
416
10.8% Nareit Equity Apartments Index CAGR
10.1% Nareit Equity Index CAGR
7.2% S&P 500 CAGR
1,200
1,000
800
600
400
200
-
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020

ROLLING 3-YEAR ANNUALIZED TSR(1)

67% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis. **92% YOY TSR correlation** between the two datasets since 2000.


15%
10%
5%
0%
(5)%
(10)%
(15)%
Average Outperformance: +5%
Average Underperformance: (4)%
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020
Apt. REIT Outperformance vs. Equity REITS

(1) Data through August 2020.
Source: Nareit and Factset.

Long-term demographics remain strong for apartments. Domestically born cohorts aged 20 years and under are, on average, 192K larger than the primary renter cohorts aged 20-34 years. When coupled with an elevated propensity to rent, this bodes well for future apartment rental demand. Since 2010, 21% fewer total housing units have been produced than total household formations over the same period. Affordability remains a barrier to single-family ownership across many U.S. markets and third-party forecasts indicate 4.6 million additional apartments will be needed by 2030.

U.S. POPULATION BY AGE COHORT (M)


Domestically Born
Foreign Born
26
24
22
20
18
16
14
12
10
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9 10-14 15-19 20-24 25-29 30-34 35-39 40-44 45-49 50-54 55-59 60-64

The primary renter cohort (aged 20-34) is sizeable, providing a solid current renter base. The younger age cohorts are even larger in size, supporting a strong long-term trend for renter growth. Whether the "population wave" continues unabated is dependent on the intensity of foreign-born growth as younger cohorts mature.

PROPENSITY TO RENT BY AGE COHORT


2Q20 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
90%
80%
70%
60%
50%
40%
30%
20%
10%
1,000
800
600
400
200
0
74.8%
58.3%
35.9%
25.0%
56
814
748
568
Age: < 25 25-34 35-49 >50

Propensity to rent is significantly higher than the previous housing peak in the mid-2000s. This is apparent across all age cohorts and in many of UDR's largest markets.



Peak home-buying age ↑ to 33 from 29 in the 1970s.



Average age of marriage ↑ to 28 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

UDR Definitions and Reconciliations

September 2020


UDR
4740
CITYLINE

CityLine | Seattle, WA

DEFINITIONS AND RECONCILIATIONS

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Acquired JV Same-Store Portfolio Communities: Represents the Acquired JV Same-Store Portfolio Communities as if these communities were 100% owned by UDR since January 1, 2019. These communities were Stabilized for five full consecutive quarters and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition. Because these communities became wholly owned by UDR in 2019 (the 11 communities and 3,619 homes were previously owned by UDR unconsolidated JVs), they are not included in the UDR Same-Store Communities. See UDR Same-Store Communities for more information regarding inclusion. These communities have been identified in certain tables to provide Combined Same-Store results as if these communities were 100% owned by UDR in prior periods. These 11 communities will be eligible to join the UDR Same-Store Communities on January 1, 2021.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-10 of this presentation.

Applications: The Company defines Applications as the total (or gross) number of applications received to lease a home for the period indicated.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio - adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street Advisors.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre - adjusted for non-recurring items. Consolidated EBITDAre - adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre - adjusted for non-recurring items is provided on page A-10 of this presentation.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value will enable investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Source: Company documents, Nareit and Green Street Advisors.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and will enable investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street Advisors.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-10 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	2Q 2020	YTD 2020
Income/(loss) from unconsolidated entities	$ 8,021	$ 11,388
Management fee	584	1,184
Interest expense	4,550	9,617
Depreciation	8,745	17,561
General and administrative	63	129
West Coast Development JV Preferred Return	(66)	(143)
Developer Capital Program (excludes Alameda Point Block 11 and Brio)	(6,341)	(12,337)
Other (income)/expense	(15)	145
Unrealized (gain)/loss on unconsolidated technology investments	(4,593)	(4,549)
Total Joint Venture NOI at UDR's Ownership Interest	$ 10,948	$ 22,995

Lease Closing Ratio: The Company defines Lease Closing Ratio as leases signed as a percentage of visits for the period indicated.

Leasing Traffic: The Company defines Leasing Traffic as average daily leads to lease a home for the period indicated.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street Advisors.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.875% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Net income/(loss) attributable to UDR, Inc.	$ 57,771	$ 5,221	$ 97,959	$ 27,204	$ 35,619
Property management	8,797	9,203	8,703	8,309	8,006
Other operating expenses	6,100	4,966	2,800	2,751	2,735
Real estate depreciation and amortization	155,056	155,476	143,464	127,391	117,934
Interest expense	38,597	39,317	60,435	42,523	34,417
Casualty-related charges/(recoveries), net	102	1,251	1,316	(1,088)	246
General and administrative	10,971	14,978	14,531	12,197	12,338
Tax provision/(benefit), net	1,526	164	2	1,499	125
(Income)/loss from unconsolidated entities	(8,021)	(3,367)	(118,486)	(12,713)	(6,625)
Interest income and other (income)/expense, net	(2,421)	(2,700)	(2,406)	(1,875)	(1,310)
Joint venture management and other fees	(1,274)	(1,388)	(2,073)	(6,386)	(2,845)
Other depreciation and amortization	2,027	2,025	1,713	1,619	1,678
(Gain)/loss on sale of real estate owned	(61,303)	-	-	-	(5,282)
Net income/(loss) attributable to noncontrolling interests	4,325	319	7,278	2,218	2,699
Total consolidated NOI	$ 212,253	$ 225,465	$ 215,236	$ 203,649	$ 199,735

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Combined Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

QTD Combined Same-Store Communities: QTD Combined Same-Store Communities represent the QTD UDR Same-Store Communities and the Acquired JV Same-Store Portfolio Communities as a single portfolio, as if the Acquired JV Same-Store Portfolio Communities were 100% owned by UDR during all periods presented.

QTD UDR Same-Store Communities: The Company defines QTD UDR Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the definition of Stabilization Period for Redevelopment Yield, less Recurring Capital Expenditures, minus the project's annualized NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by the total cost of the project.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Stabilization Period for Development Yield: The Company defines the Stabilization Period for Development Yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Redevelopment Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: The Company calculates expected stabilized yields on development as follows: projected stabilized NOI less management fees divided by budgeted construction costs on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page A-6, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated Stabilized Yield on Developments as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Source: Company documents, Nareit and Green Street Advisors.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

Visits or Qualified Leads: The Company defines Visits as the summation of tours taken by current and prospective residents, whether in-person (where allowed) or by virtual means, for the period indicated. The Company uses the term Qualified Leads interchangeably with Visits.

YTD Combined Same-Store Communities: YTD Combined Same-Store Communities represent the YTD UDR Same-Store Communities and the Acquired JV Same-Store Portfolio Communities as a single portfolio, as if the Acquired JV Same-Store Portfolio Communities were 100% owned by UDR during all periods presented.

YTD UDR Same-Store Communities: The Company defines YTD UDR Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended June 30, 2020
Net income/(loss)	$	62,096
Adjustments:		
Interest expense, including costs associated with debt extinguishment		38,597
Real estate depreciation and amortization		155,056
Other depreciation and amortization		2,027
Tax provision/(benefit), net		1,526
Net gain on the sale of depreciable real estate owned		(61,303)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		13,295
EBITDAre	$	211,294
Casualty-related charges/(recoveries), net		249
Legal and other costs		1,586
(Income)/loss from unconsolidated entities		(8,021)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(13,295)
Management fee expense on unconsolidated joint ventures		(584)
Consolidated EBITDAre - adjusted for non-recurring items	$	191,229
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	764,916
Interest expense, including costs associated with debt extinguishment		38,597
Capitalized interest expense		1,663
Total interest	$	40,260
Preferred dividends	$	1,062
Total debt	$	4,766,804
Cash		(833)
Net debt	$	4,765,971
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**4.7x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.6x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**6.2x**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

In thousands, except per share and unit amounts	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Net income/(loss) attributable to common stockholders	$ 56,709	$ 34,588	$ 60,864	$ 58,080
Real estate depreciation and amortization	155,056	117,934	310,532	230,402
Noncontrolling interests	4,325	2,699	4,644	4,798
Real estate depreciation and amortization on unconsolidated joint ventures	8,745	15,211	17,561	30,885
Net gain on the sale of unconsolidated depreciable property	-	(5,251)	-	(5,251)
Net gain on the sale of depreciable real estate owned	(61,303)	-	(61,303)	-
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 163,532	$ 165,181	$ 332,298	$ 318,914
Distributions to preferred stockholders - Series E (Convertible) [1]	1,062	1,031	2,128	2,042
FFO attributable to common stockholders and unitholders, diluted	$ 164,594	$ 166,212	$ 334,426	$ 320,956
FFO per weighted average common share and unit, basic	$ 0.52	$ 0.54	$ 1.05	$ 1.05
FFO per weighted average common share and unit, diluted	$ 0.51	$ 0.54	$ 1.04	$ 1.05
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	317,096	304,696	316,891	302,998
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding - diluted	320,426	308,322	320,372	306,596
Impact of adjustments to FFO:				
Promoted interest on settlement of note receivable, net of tax	$ -	$ -	$ -	$ (6,482)
Legal and other costs	1,586	-	2,344	3,660
Net gain on the sale of non-depreciable real estate owned	-	(5,282)	-	(5,282)
Unrealized (gain)/loss on unconsolidated technology investments, net of tax	(3,334)	-	(3,302)	(229)
Severance costs and other restructuring expense	-	-	1,642	-
Casualty-related charges/(recoveries), net	249	246	1,648	261
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	-	81	31	227
	$ (1,499)	$ (4,955)	$ 2,363	$ (7,845)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 163,095	$ 161,257	$ 336,789	$ 313,111
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.51	$ 0.52	$ 1.05	$ 1.02
Recurring capital expenditures	(12,504)	(12,750)	(21,713)	(19,968)
AFFO attributable to common stockholders and unitholders, diluted	$ 150,591	$ 148,507	$ 315,076	$ 293,143
AFFO per weighted average common share and unit, diluted	$ 0.47	$ 0.48	$ 0.98	$ 0.96

See pages A-1 through A-10 for definitions and other terms.

(1) Series E preferred shares are dilutive for purposes of calculating FFO per share for the three and six months ended June 30, 2020 and June 30, 2019. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®